UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2025

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017
(614) 757-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01: Regulation FD Disclosure

On June 12, 2025, Cardinal Health, Inc. (the “Company”) issued a press release announcing, among other things, updated fiscal year 2025 outlook and preliminary outlook for fiscal year 2026, long-term financial targets and certain strategic updates. A copy of this news release is included as Exhibit 99.1 to this report.

The Company today will host an Investor Day beginning at 9:00 a.m. Eastern time where management will discuss the Company’s financial outlook and provide updates on the Company’s strategy and capital allocation framework. The event will be live-webcast and archived on the Company’s Investor Relations website. To access the webcast and corresponding slide presentation, visit ir.cardinalhealth.com. No access code is required.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	News release issued by the Company on June 12, 2025

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date:	June 12, 2025	By:	/s/ AARON E. ALT
Aaron E. Alt
Chief Financial Officer